EXHIBIT 25.6


                                   FORM T-1

                              CONSENT OF TRUSTEE


Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of $20,000,000 Variable Rate Subordinated Debentures of 1st Franklin Financial Corporation, Synovus Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authority to the Securities and Exchange Commission upon request therefor. It is understood that the foregoing consent is subject to the non-disclosure provisions of said Section 321(b).


                                                     SYNOVUS TRUST COMPANY
                                                      /s/ Frazer K. Loomis
                                                     ------------------------
                                                By:  Frazer K. Loomis
                                             Title:  Assistant Vice President


                                             Dated:  April 7, 2000
                                                     -------------